SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the
                                          Commission Only (as permitted
                                          by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   Interchange Financial Services Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            _______________________________________________

         2) Aggregate number of securities to which transaction applies:
            _______________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _______________________________________________

         4) Proposed maximum aggregate value of transaction:
            _______________________________________________

         5) Total fee paid:
            _______________________________________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
            _______________________________________________

         2) Form, Schedule or Registration Statement No.:
            _______________________________________________

         3) Filing Party:
            _______________________________________________

         4) Date Filed:
            ________________________________________________

Anthony D. Andora
Chairman of the Board



Dear Interchange Stockholder:

     On behalf of the Board of Directors and management of Interchange Financial Services Corporation, you are cordially invited to attend the 2001 Annual Meeting of Stockholders at 3:00 p.m. Thursday, April 26, 2001 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey.


     The Notice of the Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. We have also enclosed a copy of the Company's Annual Report.


     In order to ensure that your shares are represented at the Annual Meeting, please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you so desire.

         Thank you for your prompt attention to this important matter.



                                                     Sincerely,


                                                     /s/ Anthony D. Andora
                                                     ---------------------
                                                     Anthony D. Andora


March 30, 2001

                   Interchange Financial Services Corporation
                              Park 80 West/Plaza II
                             Saddle Brook, NJ 07663
                                 (201) 703-2265



--------------------------------------------------------------------------------
                    Notice of Annual Meeting of Stockholders
                          To Be Held on April 26, 2001
--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Interchange Financial Services Corporation (the "Company") will be held at 3:00 p.m. on Thursday, April 26, 2001 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey to consider and act upon the following matters:

     1. The election of four directors.

     2. The ratification of the appointment of Deloitte & Touche, LLP as the Company's independent auditors for the year ending December 31, 2001.

     3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

     The Company knows of no other business to be brought before the Annual Meeting.


     Only stockholders of record at the close of business on March 26, 2001 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. The Company's Proxy Statement for the Annual Meeting accompanies this Notice and a form of proxy is enclosed herewith, but does not constitute a part of the proxy soliciting material.

     In order to ensure the representation of a quorum at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed return envelope. Your proxy will not be used if you attend and vote at the Annual Meeting in person.



                                        By Order of the Board of Directors

                                        /s/ Benjamin Rosenzweig
                                        ------------------------
                                        Benjamin Rosenzweig
                                        Secretary


Your vote is important. Please complete, date, sign, and return promptly the enclosed proxy in the postage-paid envelope provided even if you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may then withdraw your proxy and vote in person, if you wish.


Saddle Brook, New Jersey
March 30, 2001

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       of
                   INTERCHANGE FINANCIAL SERVICES CORPORATION
                              Park 80 West/Plaza II
                             Saddle Brook, NJ 07663

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 26, 2001
--------------------------------------------------------------------------------


General

     This proxy statement and the accompanying proxy/voting card (proxy card) are being mailed beginning March 30, 2001, in connection with the solicitation of proxies by the Board of Directors of Interchange Financial Services Corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m. on April 26, 2001 at the Marriott Hotel, Garden State Parkway at Route 80 in Saddle Brook, New Jersey and at any adjournment or postponement thereof. Proxies are solicited to give all stockholders of record at the close of business on, March 26, 2001 (the "Record Date"), an opportunity to vote on matters that come before the Annual Meeting. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote on the proposal to elect four directors of the Company, and to consider and to ratify the appointment by the Board of Directors of the Company's independent auditors for the year ending December 31, 2001. The Company does not know of any matters, other than as described in the Notice of Annual Meeting and the Proxy Statement that are to come before the Annual Meeting.


     Proxies will be solicited by mail. Some directors, officers, and other employees of the Company may, but without compensation other than their regular compensation, also solicit proxies in person and by telephone or otherwise. The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company will reimburse brokers and others who are record holders of its shares for the reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.



Voting Rights, Revocability of Proxies and Proxy Information

     The Company's common stock, no par value (the "Common Stock"), is the only class of voting security of the Company. As of the Record date, 6,545,378 shares of Common Stock were issued and outstanding. Each share of Common Stock outstanding on the Record Date is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

     All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions thereon. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If no instructions are indicated, properly executed proxies will be voted FOR the election of the nominees for directors named herein and FOR ratification of auditors described herein. If any other matters are properly presented at the Annual Meeting for action, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

     A majority of the outstanding shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and withholding of votes as to any proposal will not be counted as votes cast in favor of or against the proposal. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted as to any proposal (so-called broker non-votes) will not be counted as votes cast with respect to the proposal. Proxies marked as abstentions, withhold or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

     Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting. The four nominees receiving the most votes will be elected as Directors of the Company, each to serve a three-year term. Only shares that are voted in favor of a particular nominee will be counted toward that nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy as to which the shareholder properly withheld authority to vote for the nominee (including broker non-votes) will not be counted toward the nominee's achievement of a plurality. The affirmative vote of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting is necessary to ratify the appointment of Deloitte & Touche, LLP as independent auditors of the Company.

     A stockholder who grants a proxy pursuant to this solicitation retains the right to revoke it at any time before it is voted. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and at any adjournment or postponement thereof. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Benjamin Rosenzweig, Secretary, Interchange Financial Services Corporation, Park 80 West/Plaza II, Saddle Brook, New Jersey, 07663.

1.  Election of Directors

     (Item 1 on Proxy Card)

     The first item to be acted upon at the Annual Meeting is the election of four directors to serve until the 2004 Annual Meeting of Stockholders. The Company's Board of Directors currently consists of twelve members. In accordance with the Company's Certificate of Incorporation, the Board is divided into three classes, each of which contains approximately one-third of the Board. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for three-year terms or until their respective successors are elected and qualified.

     Each nominee is currently a director of the Company and was elected by the shareholders at a previous annual meeting. Each nominee for director and each continuing director also serves as director of Interchange Bank (the "Bank"), a subsidiary of the Company. Richard A. Gilsenan who served as a director of the Bank was not nominated to serve as a director of the Bank having tendered his resignation effective March 31, 2001. If a nominee should become unavailable to serve as a director for any reason, which management does not anticipate, the proxy will be voted for a substitute nominee selected by the Board of Directors or, if no substitute is selected, the number of directors may be reduced. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected, and no director, nominee or executive officer is related to any other director, nominee or executive officer by blood, marriage or adoption.

     The Board of Directors recommends that you vote FOR election of the four nominees listed below. Unless contrary instruction is given, it is intended that the named proxies will vote in favor of each of the four nominees listed below.

Nominees and Directors

Nominees to be elected Directors for terms of three years expiring in 2004

ANTHONY D. ANDORA,  age 70, is President of Andora & Romano,  LLC, a law firm in
     Paramus, New Jersey. Mr. Andora has been a Director of the Company since 1984 and of the Bank since 1969. He is Chairman of the Board, the Executive Committee and the Nominating Committee. He is a member of the Corporate Planning and Finance committee and serves in an ex-officio capacity on all committees.

DAVIDR.  FICCA,  age  69,  is  a  retired  director  of  Richton   International
     Corporation and the retired Vice Chairman, of Kidde, Inc, a multi-market manufacturing and service organization. He has been a Director of the Company since 1984 and of the Bank since 1983. He is a member of the Executive Committee, the Oversight/Insider Committee, the Corporate Planning and Finance Committee and the Compensation/Stock Option Committee.

NICHOLAS R. MARCALUS,  age 57, is President & CEO of Marcal Paper Mills, Inc., a
     manufacturer of paper products, in Elmwood Park, New Jersey, and serves on the board of directors of that organization. Mr. Marcalus has been a Director of the Company and the Bank since 1997, and serves on the Compensation/Stock Option Committee, Investment Committee and is an alternate member of the Executive Committee.


BENJAMIN ROSENZWEIG, age 75, is Vice President of Azco Steel Company, a division of Bushwick Metals, Marmon Keystone, Inc. He has been a Director of the Company since 1984 and of the Bank since 1976 and is Secretary of the Company and the Bank. He serves as a member of the Executive Committee, Compensation/Stock Option Committee, Oversight/Insider Committee and the Nominating Committee and is Chairman of the Investment Committee.


Directors to continue in office for terms expiring in 2003


DONALD L.  CORRELL,  age 50, is  Chairman of United  Water  Resources,  Inc.,  a
     holding company whose subsidiaries are active in public water supply, water-related services and real estate. Mr. Correll has been a Director of the Company and the Bank since 1995 and serves on the Audit Committee, Nominating Committee, Corporate Planning and Finance Committee, and Compensation/Stock Option Committee and is an alternate member of the Executive Committee.

JAMES E. HEALEY,  age 59,  is a  Trustee  of Pace  University  in New York and a
     Certified Public Accountant. In December 2000, Mr. Healey retired as Executive Vice President and Chief Financial Officer of Nabisco Holdings Corp., a position he held since June 1997, and retired as Senior Vice President and Chief Financial Officer of Nabisco Group Holdings, Inc., a position he held since June 1999. Mr. Healey was formerly Vice President and Treasurer (1995 - 1997) of BestFoods (formerly CPC International, Inc.) and Comptroller (1987 - 1995). Mr. Healey has been a Director of the Company and the Bank since 1993. He is Chairman of the Compensation/Stock Option Committee and serves on the Audit Committee, Corporate Planning and Finance Committee, Investment Committee and is an alternate member of the Executive Committee.
                                        3

JEREMIAH F.  O'CONNOR,  age 67, is currently a principal  of NW Financial  Group
     (since 1996), a financial advisory firm. Mr. O'Connor was formerly a Managing Director of NatWest Financial Markets Group (since 1994). Mr. O'Connor has been a Director of the Company since 1984 and the Bank since 1969. He is Vice Chairman of the Board. He is Chairman of the Oversight/Insider Committee and serves on the Executive Committee, Corporate Planning and Finance Committee, Nominating Committee and Compensation/Stock Option Committee.


ROBERT P. RITTEREISER, age 62, is Chairman and Chief Executive Officer of
     Gruntal Financial Corporation, an investment services firm based in New York City. He also serves as Chairman of Yorkville Associates Corp., a private investment and financial advisory concern formed in April 1989. He served as a Trustee of the DBL Liquidating Trust from April 1992 until April 1996. He has been a Director of the Company and of the Bank since July 1989. He is Chairman of the Corporate Planning and Finance Committee and a member of the Compensation/Stock Option Committee, the Investment Committee, the Oversight/Insider Committee and the Executive Committee.


Directors to continue in office for terms expiring in 2002


ANTHONY S.  ABBATE,  age 61, is  President  and Chief  Executive  Officer of the
     Company. Mr. Abbate has been a Director of the Company since 1984 and the Bank since 1981. He is a member of the Executive Committee and the Corporate Planning and Finance Committee and serves in an ex-officio capacity on all Committees.

ANTHONY R. COSCIA, age 41, is a partner and executive committee member of the law firm of Windels Marx Lane & Mittendorf, LLP in New York and New Brunswick, New Jersey. He is currently serving his third term as Chairman of the New Jersey Economic Development Authority. Mr. Coscia has been a Director of the Company and the Bank since 1997. He serves on the Audit Committee, Oversight/Insider Committee and is an alternate member of the Executive Committee.

JOHN J. ECCLESTON, age 75, is a principal in the firm of R.D. Hunter & Company, Certified Public Accountants. Prior to January 1995, he was Senior Partner of John J. Eccleston & Company, Certified Public Accountants. Mr. Eccleston has been a Director of the Company since 1984 and the Bank since 1969. He is Chairman of the Audit Committee and a member of the Executive Committee, the Investment Committee, the Oversight/Insider Committee and Corporate Planning and Finance Committee.

ELEANORE S.  NISSLEY,  age 69, is a  commercial  real estate  investor,  and she serves as Vice Chairperson of Hackensack Meadowlands Development Commission. Mrs. Nissley has been a Director of the Company and of the Bank since 1992. She is a member of the Audit Committee, the Oversight/Insider Committee and the Nominating Committee and is an alternate member of the Executive Committee.

     Each of the directors has held the same position or another position with the same employer during the past five years, unless otherwise indicated.


Board Committees, Meetings and Compensation

     The Company has an Audit Committee of the Board of Directors consisting of Mrs. Nissley and Messrs. Correll, Coscia, Eccleston (Chairman) and Healey. The Audit Committee reviews significant audit, accounting and other principles, policies and practices, the activities of independent auditors and of the

Company's internal auditors, and the conclusion and recommendations of auditors and the reports of regulatory examiners upon completion of their respective audits and examinations. The Audit Committee met five times in 2000.

     The Compensation/Stock Option Committee administers management incentive compensation plans, including the Company's stock option plan. The committee makes recommendations to the Board of Directors with respect to compensation of directors and executive officers. This Committee, which met two times in 2000, consists of Messrs. Correll, Ficca, Healey (Chairman), Marcalus, O'Connor, Rittereiser and Rosenzweig.

     The Nominating Committee advises and makes recommendations to the Board of Directors concerning the selection of candidates as nominees for election as directors. The committee consists of Mrs. Nissley and Messrs. Andora (Chairman), Correll, O'Connor and Rosenzweig and met once in 2000. The committee will consider nominations recommended by stockholders. In accordance with the Company's by-laws, such nominations, together with accompanying biographical material, must be in writing and should be addressed to the Secretary of the Company and the Bank and must be received not later than January 2 of the year of the annual meeting of stockholders.

     In 2000, each director of the Company not employed by the Company was paid a retainer of $1,000. The Chairman of the Board, Vice-Chairman of the Board and Secretary of the Board received additional retainers of $500, $250 and $100, respectively. In addition, each director of the Bank not employed by the Bank was paid a retainer at an annual rate of $10,000, a fee of $400 for each board meeting attended, a fee of $300 for each executive committee meeting attended and a fee of $250 for attendance at other committee meetings. The Chairman of the Board, the Vice-Chairman of the Board and Secretary of the Company and the Bank received additional retainers of $16,500, $13,500 and $2,000, respectively. Directors who are chairmen of committees, which act in a dual capacity for the Company and the Bank, receive an additional retainer of $2,000 annually. A director who is an employee of the Company or any subsidiary receives no retainer or fees.

     During 2000, the Board of Directors of the Company and the Bank held 12 meetings each. All incumbent directors attended at least 75% of the aggregate meetings of such Boards of Directors and the committees of such Board of Directors on which they served which were held during fiscal year 2000.

     Directors, excluding directors who are employed by the Bank, participate in a retirement benefit plan which entitles the director to receive upon retirement either (1) an amount equal to the annual retainer being paid directors (exclusive of additional amounts paid to the Chairman of the Board, the Vice Chairman of the Board, the Secretary of the Company and the Bank and to committee chairmen) multiplied by his or her years of service on the board; or
(2) an amount based on the cash surrender value of a life insurance or annuity contract purchased by the Bank. The insurance policies or annuity contracts are owned by the Bank and annual contributions of $5,000 are made by the Bank for each director who has completed five years of service as a director. The Bank's contribution increases by $1,000 for each year's service until it reaches $10,000 annually, the level at which it remains. Benefits to a director who retires after ten years of service are equal to the greater of (1) or (2) above. Any director who retires after completing at least five years, but less than ten years, of service are entitled to benefits only under (2) above.

Amount and Nature of Beneficial Ownership

     The following table sets forth information concerning the ownership of the Common Stock as of February 28, 2001, for (a) certain beneficial owners known to the Company to own more than five percent of the Common Stock; (b) each director and nominee for director; (c) each of the named executive officers (as defined in Note (1) of the Summary Compensation Table, herein) not listed as a director; and (d) all directors and executive officers as a group. Except as otherwise noted, the nominees, the directors and the executive officers or family members had sole voting and investment power with respect to such securities.




                                                             Beneficially     Deferral                    Percent
                         Name                                  Owned           Plans (1)        Total     of Class
--------------------------------------------------------     ------------     ----------        -----    ----------

                         (a)
Banc Funds Company, LLC
208 South Lasalle Street, Suite 1680
Chicago, IL  60604. . . . . . . . . . . . . . . . . .       475,333                            475,333       7.3

                         (b)
Anthony S. Abbate. . . . . . . . . . . . . . . . . . .      212,434 (2)       7,169            219,603       3.1
Anthony D. Andora. . . . . . . . . . . . . . . . . . .      159,706               0            159,706       2.5
Donald L. Correll . . . . . . . . . . . . . . . . . .         9,822               0              9,822         *
Anthony R. Coscia. . . . . . . . . . . . . . . . . . .        7,050               0              7,050         *
John J. Eccleston. . . . . . . . . . . . . . . . . . .       82,424               0             82,424       1.3
David R. Ficca. . . . . . . . . . . . . . . . . . . .        84,057 (3)           0             84,057       1.3
James E. Healey. . . . . . . . . . . . . . . . . . . .       30,300               0             30,300         *
Nicholas R. Marcalus. . . . . . . . . . . . . . . . .         4,000               0              4,000         *
Eleanore S. Nissley. . . . . . . . . . . . . . . . . .       45,660               0             45,660         *
Jeremiah F. O'Connor. . . . . . . . . . . . . . . . .        57,811               0             57,811         *
Robert P. Rittereiser. . . . . . . . . . . . . . . . .       27,167               0             27,167         *
Benjamin Rosenzweig. . . . . . . . . . . . . . . . . .      112,917               0            112,917       1.7
                         (c)
Patricia D. Arnold . . . . .  . . . . . . .. . . . . .       13,172 (4)      14,019             27,191         *
Frank R. Giancola. . . . . . . . . . . . . . . . . . .       24,758 (5)      18,598             43,356         *
Anthony Labozzetta . . . . . . . . . . . . . . . . . .       19,985 (6)      14,291             34,276         *
                         (d)
Directors and executive officers as a
   group (15 persons). . . . . . . . . . . . . . . . .      891,263 (7)      54,077            945,340      13.8

-----------------------------------------------------------

*    Does not exceed one percent of class
1. Shares held in deferred compensation accounts to which individuals have sole power to vote but no investment power.
2. Includes beneficial ownership of 36,494 shares, which may be acquired upon the exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
3. Includes beneficial ownership of 1,689 shares held by a foundation to which Mr. Ficca has sole voting power and shared investment power.
4. Includes beneficial ownership of 9,799 shares, which may be acquired upon the exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
5. Includes beneficial ownership of 18,894 shares, which may be acquired upon the exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
6. Includes beneficial ownership of 11,536 shares, which may be acquired upon the exercise of stock options exercisable within 60 days of the date of the Proxy Statement.
7. Includes beneficial ownership of 76,723 shares, which may be acquired upon the exercise of stock options exercisable within 60 days, awarded under an employee incentive compensation plan.


Annual Executive Compensation


     The following table sets forth certain information regarding the compensation paid by the Company and its subsidiaries during 2000 to Mr. Abbate, the Chief Executive Officer, and all other executive officers of the Company whose total annual salary and bonus exceeded $100,000.

                                                SUMMARY COMPENSATION TABLE

                                               Annual Compensation                 Long-term Compensation
                                     ---------------------------------------    ------------------------------
                                                                  Other         Restricted                           All Other
                                                                  Annual          Stock            Options         Compensation
Name and Principal Position (1)  Year   Salary($)    Bonus($)    Compensation($)  Awards($)(3)   (No. of Shares)       ($) (2)
---------------------------      ----- ----------   ----------  ---------------- -----------   -----------------      ------------

Anthony S. Abbate . . . . . .    2000   $347,500    $ 121,625              -     $ 104,250          15,000              $ 65,160
    President and CEO            1999    327,500      117,081              -       100,706          12,500                77,999
                                 1998    315,000       99,225              -       119,700          11,500                61,309

Anthony Labozzetta . . . . .     2000    152,000       38,000       $ 12,667        31,160           4,000                 4,655
    Executive Vice President and 1999    132,000       33,600         11,199        26,400           4,000                 4,477
    Chief Financial Officer      1998    120,000       37,800         12,601        27,000           4,000                 4,066

Frank R. Giancola . . . . . .    2000    135,500       32,500              -        29,810           4,000                 6,059
    Senior Vice President        1999    131,000       33,405              -        10,551 (5)       4,000                 5,793
                                 1998    127,500       40,163              -         6,375           4,000                 4,997

Patricia D. Arnold . . . . .     2000    130,000       33,870          1,214        20,150           4,000                 4,629
    Senior Vice President        1999    120,000       30,600          2,578         6,000           4,000                 4,380
                                 1998    106,667       34,650          3,400        18,700           4,000                 4,187

---------------------------

(1)Includes the President and CEO and all other executive officers whose total annual salary and bonus exceeded $100,000 in 2000.

(2)Represents payments as shown below:

                                          Year    Abbate    Labozzetta    Giancola        Arnold
                                         ----- ----------   ----------  -------------  ------------

Amounts contributed to 401(k) plan        2000    $ 6,295      $ 4,217        $ 5,417       $ 4,221
                                          1999      6,400        4,103          5,136         4,008
                                          1998      5,433        3,551          4,216         3,514

Value of life insurance premium paid in   2000      3,564          438            643           408
    respect to coverage in excess of      1999      3,564          374            617           372
    $50,000                               1998      4,500          515            781           673

Premium on disability policy              2000      7,860            -              -             -
                                          1999      7,860            -              -             -
                                          1998      7,614            -              -             -

Contribution to Supplemental Executives   2000     47,442 (4)        -              -             -
    Retirement Plan                       1999     60,175 (4)        -              -             -
                                          1998     43,762 (4)        -              -             -
---------------------------

(3) The unvested restricted stock awards granted, to date, (adjusted for the effects of 3 for 2 stock splits granted in both 1997and 1998), totaled 2,707, 19,584, 5,113 and 2,836 for Mrs. Arnold and Messrs. Abbate, Labozzetta and Giancola, respectively. The value of such awards at December 31, 2000, were $41,841, $354,420, $87,808 and $45,774, respectively. The value of these shares at the date of grant is reflected in the table above. The awards for Mrs. Arnold and Messrs. Abbate, Labozzetta, and Giancola vest in three years following the date of grant provided they do not terminate their employment during that period. Dividends will be paid on all restricted stock awards.

(4) In 1998, the Board of Directors amended the Supplemental Executives' Retirement Plan to provide Mr. Abbate with the retirement benefits he is entitled to as a member of the Board of Directors. The 1999 and 1998 contribution to the Supplemental Executives' Retirement Plan includes the costs associated with the life insurance policy.

(5) The 1999 restricted stock award for Mr. Giancola amounting to $10,551 is attributable to an adjustment to correctly reflect his achievement under the 1998 incentive plan.

                                        7

Stock Option Grants in Last Fiscal Year *

     The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 2000. All options granted during the year were incentive stock options:


                                  Number of     % of Total                                         Potential Realized Value
                               Securities         Options                                          at Assumed Annual Rates
                               Underlying       Granted to        Exercise or                    of Stock Price Appreciation
                                 Options       Employees in        Base Price     Expiration         For Option Term (3)
                                                                                                 -----------------------------
           Name                Granted (1)      Fiscal Year        ($/Sh) (1)      Date (2)           5%             10%
---------------------------   -------------    --------------     -------------   ------------   -------------   -------------

Anthony S. Abbate                   15,000             23.9%            $16.19     1/25/2011          395,516         629,793
Anthony Labozzetta                   4,000               6.4             16.19     1/25/2011          105,471         167,945
Frank R. Giancola                    4,000               6.4             16.19     1/25/2011          105,471         167,945
Patricia Arnold                      4,000               6.4             16.19     1/25/2011          105,471         167,945

---------------------------

* The grant of stock options presented in this table was made in early 2001 based upon 2000 performance criteria.

(1) The exercise price was based on the closing price of a share of the Company's stock on the date of grant as reported on the NASDAQ National Market.

(2) Options are exercisable starting one year from the date of grant and become vested 1/3 each year from the grant date. Options expire if not exercised within 10 years of grant date.

(3) Pre-tax gain. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission in the proxy disclosure rules and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company's per share stock price would be $26.37 and $41.99 if the increase was 5% and 10%, respectively, compounded annually over the option term.


Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                                                               Number of Securities
                                                             Underlying Unexercised            Value of Unexercised
                                                              Options at Year End             In-the-Money Options
                       No. Shares                      ------------------------------         at Year-end (2)
                       Acquired on      Value                Shares          Shares     ----------------------------------
         Name           Exercise      Realized (1)         Exercisable  Unexercisable      Exercisable       Unexercisable
---------------------  -----------   ---------------   -------------------------------  -----------------  ----------------
Anthony S. Abbate          12,500           $81,875           24,494           24,167            $82,930              -
Anthony Labozzetta              -                 -            7,370            8,167              4,242              -
Patricia D. Arnold              -                 -            5,633            8,167              7,007              -
Frank R. Giancola               -                 -           14,728            8,167             68,087              -

---------------------

(1) Pre-tax gain. Amounts shown represent the difference between the stock option grant price and the market value of the stock on the date of exercise.

(2) Pre-tax gain. Value of unexercised in-the-money options based on the December 31, 2000 closing price of $13.75 as reported on the American Stock Exchange.


Pension Plan and Supplemental Executives' Retirement Plan

     The Company, through the Bank, maintains a non-contributory defined benefit pension plan covering all eligible employees including Mrs. Arnold, Messrs. Abbate, Giancola and Labozzetta. Retirement income is based on years of service under the Plan and, subject to certain limits, on final average compensation.

     The Company maintains a Supplemental Executives' Retirement Plan (the "SERP"), a non-qualified plan intended to provide retirement income that would have been paid but for limitations imposed by the Internal Revenue Code under the qualified plan. In 1998, the Company amended the Plan to include the director related retirement benefits relating to Mr. Abbate's membership in the Board of Directors. Benefits under the SERP are paid from the general assets of the Company.

     The following table shows the annual benefits payable based on a range of average compensation (comprised solely of base salary) and years of future service at normal retirement date.

          5-Year
         Average                 Years of Service at Normal Retirement Date
                      -----------------------------------------------------------------
       Compensation       5            10           20           30            35
      --------------  ------------- ------------- ------------ ------------ -----------

           $ 100,000     $ 5,735       $11,469     $ 22,938     $ 34,407      $ 40,142
             150,000       9,485        18,969       37,938       56,907        66,392
             200,000      13,235        26,469       52,938       79,407        92,642
             250,000      16,985        33,969       67,938      101,907       118,892
             300,000      20,735        41,469       82,938      124,407       145,142
             400,000      28,235        56,469      112,938      169,407       197,642

----------------------

1.   This Plan was effective January 1, 1993.

2. Benefits calculated are based on base salary and total credited service at normal retirement date from the later of (a) January 1, 1993 or (b) date of hire. The benefits above are inclusive of both benefits from the qualified defined benefit plan and from the defined benefit portion of the supplemental plan. Currently, the supplemental plan only covers Mr. Abbate.

3. Average compensation is the average of base salary over the five (5) consecutive calendar years producing the highest average.

4. The chart reflects a Social Security integration level based on the average age of the executive officer group, which was 47 years as of December 31, 2000.

5. Annual benefit is payable as a life annuity which is the normal form of retirement benefit for non-married participants. For married participants, the normal form of benefit is an actuarial equivalent joint and 50% survivor annuity.

6. At December 31, 2000, the estimated credited years of service for purposes of computing the retirement benefits under the Pension Plan and the SERP for the named executive officers are as follows: Mr. Abbate - 8 years; Mr. Labozzetta - 5 years; Mr. Giancola - 8 years; and Mrs. Arnold - 8 years.

Capital Investment Plan

     The Company also maintains a Capital Investment Plan ("401(k)") covering all eligible employees including the executive officers named in the Summary Compensation Table. Retirement income is based on the value of each participant's account balance and is paid upon retirement, termination of employment, disability or death. The SERP also supplements the retirement benefits payable to certain participants under the 401(k). At present, only Mr. Abbate participates in the SERP. These benefits are intended to provide participants with an amount (plus earnings) that the Company would have contributed under the 401(k) as matching employer contributions and for fixed employer contributions (in excess of the amounts the Company actually contributed) but for certain limitations imposed by the Internal Revenue Code under the 401(k). The benefits under the SERP with respect to the 401(k) are to be paid in lump sum in cash at the same time as the distribution of a participant's account balance is made under the 401(k).


Change-in-Control Arrangements

     The Company has a Change-in-Control Agreement with each of Mrs. Arnold and Messrs. Abbate, Labozzetta and Giancola. The agreements provide, among other things, that if the executive is terminated during the two years after a "change in control", or if they voluntarily terminate during the two years following a "change in control", unless such termination is (i) because of the executive's death or retirement, (ii) by the Company for cause or disability or (iii) by the executive for other than for good reason, they shall receive an amount equal to two times their highest annualized base salary, except for Mr. Abbate who shall receive three times his highest annualized base salary, for the prior twelve months immediately proceeding the date of termination. In addition, the executives will receive their unpaid base salary up to termination, accrued vacation pay, a portion of the bonus in the year of termination which has not yet been awarded or paid under the management incentive plan, benefits and continuation of health and welfare benefits, "grossed up" to cover any excise tax imposed by Section 4999 of the Internal Revenue Code. These agreements with the executives were disclosed in prior proxies.

Compensation/Stock Option Committee Interlocks and Insider Participation

     No member of the Compensation/Stock Option Committee was, during 2000, an employee of the Company. During 2000, no executive officer of the Company (i) served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, (ii) served as a director of another entity, one of whose executive officers served on the Compensation/Stock Option Committee of the Company, or
(iii) was a member of the compensation committee of another entity, one of whose executive officers served as a Director of the Company.

Compensation/Stock Option Committee Report on Executive Compensation

     The Compensation/Stock Option Committee is responsible for reviewing and recommending executive compensation to the full Board of Directors for action and administering the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors. During 2000, the Committee consisted of seven Directors who were not employees of the Company and, therefore, not eligible to participate in such programs and plans.


Compensation Strategy

     The objectives of this Committee are to attract and retain top quality executives and provide compensation programs designed to motivate and reward executives to achieve business goals that foster both the enhancement of long-term stockholder value through stock appreciation and dividend yield, and the long-term best interests of the organization. Compensation programs for executives are designed to link compensation to the performance of the Company and generally provide competitive compensation for executives at the seventy-fifth percentile of peer group banks and other organizations of similar size, performance and geographic location. The committee utilizes professional surveys prepared by outside consultants focusing on compensation levels of the aforementioned peer group in order to assure competitiveness in its compensation programs. The compensation mix reflects a balance of cash awards, including incentive awards, and equity-based incentives. Annual cash compensation (base salary and annual bonus) is established based on the achievement of corporate financial targets and individual performance. The Stock Option and Incentive Plan, approved by stockholders in 1997, is intended to function as the basis for fostering alignment of executive compensation with the interests of stockholders.

     The policies with respect to each of these compensation elements as well as the basis for determining the compensation level of executive officers, including the President and CEO, Mr. Abbate, are described below:

     Base salary

     Base salaries for executive officers are based on the salary ranges that are established by the Committee annually for each position. The salary ranges for each position are determined by evaluating the responsibilities and accountabilities of the position and comparing it with other executive officer positions in the market place on an annual basis. The base salary of each executive officer, including President and CEO, is reviewed annually and adjusted within the position range based upon a performance evaluation. Evaluations of other executive officers are submitted to the committee by the President and CEO. These evaluations, and an evaluation of the President and CEO by the committee, are reviewed and submitted together with the committee's recommendations to the full Board of Directors for action. Salary increases are generally based upon the extent to which the executive is considered to have contributed to a furtherance of the Company's goals and/or met objectives specifically assigned to that individual.

     Annual Bonus

     The Management Incentive Plan is an incentive plan designed to reward key management employees for achievement of specific financial, individual and business results for the year. The specific financial targets, which are weighted equally, are primarily based upon (i) the year-to-year increase in the Company's net after-tax earnings and (ii) achievement of target return on equity. The targeted goal is established annually through the budgeting process which is reviewed and approved by the Board of Directors using input relating to performance opportunities for the year and the historical performance results of the Company. Individual and business results are pre-established targets for specific objectives relating to the executives' area of responsibility. An objective of the Management Incentive Plan is to relate a portion of the executives' compensation to the overall financial results of the Company for the year. The bonus for 2000 (paid in 2001) reflects the achievement in excess of 100 percent of the financial targets set in 2000. The Board of Directors reserves the right to award discretionary bonus awards in the event the financial target is either not met or is exceeded. No discretionary bonuses were paid in 2000. In so doing, the committee, among other matters, will take into account whether the Company, while not reaching its threshold target, has performed better on a comparable basis than its peers. In addition to the attainment of the earnings target, the level of the President and CEO's annual bonus award is also based upon performance- related factors including various predetermined strategic objectives.

     A portion of the incentive compensation awarded to executive management is in the form of restricted stock. The restriction is for three years and the restricted stock is forfeitable upon termination of employment during that time period. In addition, executive officers were given the option to utilize their cash bonus to purchase two-year restricted, forfeitable stock at a twenty-five percent discount. The excess of market value over the purchase price is included in the Summary Compensation Table as Other Annual Compensation.

     Stock Option and Incentive Plan

     The Stock Option and Incentive Plan of 1997 (the "Plan") approved by stockholders, is designed to align stockholders' and executive officers' interests. The Compensation/Stock Option Committee administers the Plan, reviews the awards and submits recommendations to the full Board of Directors for action. Stock options are granted on a discretionary basis with an exercise price equal to the price of a share of stock at the close of business on the date of the grant as reported by the NASDAQ National Market. Stock options may be exercisable between one and ten years from the date granted. Such stock options provide a retention and motivational program for executives and an incentive for the creation of shareholder value over the long-term since their full benefit cannot be realized unless an appreciation in the price of the Common Stock occurs over a specified number of years.

     The Plan also provides for the issuance of incentive stock awards as determined by the Board of Directors of the Company. Certain key executives may be awarded incentive compensation in the form of 3-year restricted stock, which is forfeitable upon termination of employment during that time period. Key employees may also use their cash bonus to purchase two-year restricted stock at a twenty-five percent discount. All amounts in excess of the purchase price of this stock are forfeitable should they terminate their employment during that time period. Incentive stock awards are an important factor in attracting and motivating key executives who will dedicate their maximum efforts toward the advancement of the Company.

     A total of 637,875 shares of Common Stock were made available for option and incentive awards under the Plan of which options to purchase 453,446 shares have been granted to date. Options granted to the executives in 2000 and those granted in 2001 as a result of 2000's performance are included in the Summary Compensation Table.

     CEO Compensation

     The compensation of the President and CEO, Mr. Anthony S. Abbate, is reviewed by the Compensation/Stock Option Committee which presents its recommendations to the Board of Directors for action. Mr. Abbate participates in the same plans as the other executive officers, including the base salary program, the Management Incentive Plan, the Stock Option Plan, and the staff benefit programs as outlined elsewhere in this Proxy Statement. Mr. Abbate also participates in the SERP. Mr. Abbate receives no compensation for his duties as a director. The committee bases Mr. Abbate's compensation on the same criteria used for all executive officers with particular emphasis on the factors which will promote the Company's long-term growth, organization stability, and financial strength. Mr. Abbate's salary was at the seventy-fifth percentile of the 2000 salary range for his position and his annual cash bonus for 2000 performance was based upon achieving 100% of targeted financial goals for that year. Mr. Abbate continues to provide the Company and the Bank with exemplary leadership, vision and commitment, and strives to meet the Company's long-term strategic goals.


                        Submitted by the Compensation/Stock Option Committee
                                                   James E. Healey, Chairman
                                                   Donald L. Correll
                                                   David R. Ficca
                                                   Nicholas R. Marcalus
                                                   Jeremiah F. O'Connor
                                                   Robert P. Rittereiser
                                                   Benjamin Rosenzweig

                             AUDIT COMMITTEE REPORT

--------------------------------------------------------------------------------


     The Audit Committee consists of five directors, each of whom is independent as defined in the listing standards of the National Association of Securities Dealers. A brief description of the responsibilities of the Audit Committee is set forth above under the caption "Board Committees, Meetings and Compensation," and a copy of the Audit Committee Charter as adopted by the Board of Directors is attached hereto as Appendix A.


     The Audit Committee has reviewed and discussed the Company's audited financial statements for fiscal 2000 with management of the Company. In addition, the Audit Committee has discussed with Deloitte & Touche, LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards). The Audit Committee also has received the written disclosures and the letter from Deloitte & Touche, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche, LLP its independence.

     Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                                    The Audit Committee:

                                                    John J. Eccleston, Chair
                                                    James E. Healey
                                                    Donald L. Correll
                                                    Anthony R. Coscia
                                                    Eleanore S. Nissley




                      Fees Paid to Our Independent Auditors

     Audit Fees: The aggregate fees billed for professional services rendered by Deloitte & Touche, LLP, our independent auditors, in connection with the audit and review of our 2000 financial statements was $138,000.

     Financial Information Systems Design and Implementation Fees: There were no fees billed for professional services rendered in connection with financial information system design and implementation by Deloitte & Touche, LLP.

     All Other Fees: The aggregate of all other fees billed for professional services, including fees for audits of employee benefit plans, tax preparation and other audit and tax related matters rendered during 2000 by Deloitte & Touche, LLP was $78,267.

                        FIVE-YEAR PERFORMANCE COMPARISON
     The graph below provides an indicator of cummultive total stockholder returns for the Company as compared with Peer Group (1) and the AMEX Market Value.


                                                                                Cumulative Total Return
                                                           ----------------------------------------------------------------
                                                               12/95      12/96     12/97      12/98      12/99      12/00
                                                           -----------   -------   -------    -------    ------     -------
Interchange Financial Corp.                                    100.00    127.46     234.23     197.99    205.12     178.64
Peer Group                                                     100.00    107.49     191.62     188.66    163.04     156.22
AMEX Market Value                                              100.00    101.59     127.06     136.38    174.22     179.02


Assumes $100 invested on December 31, 1995, in the Company Common Stock, the
AMEX Market Value Index and Peer Group Common Stock.

Total stockholder returns assumes reinvestment of dividends.

Footnote
(1) The Peer Group is comprised of 19 banking institutions in Connecticut, New Jersey and New York with asset size of at least $250 million, but less than $1 billion, as of September 30, 2000 the most recently available information as reported in the SNL Quarterly Bank Digest of December 2000. The banking institutions included are: First International Bancorp and First Litchfield Financial (CT); Center Bancorp Inc., Greater Community Bancorp, Lakeland Bancorp and Unity Bancorp (NJ); Alliance Financial Corp., Bath National Corp., Bridge Bancorp, Canandaigua National Corp., CNB Bancorp, CNB Financial Corp., First of Long Island Corporation, Intervest Bancshares Corp., Iroquis Bancorp Inc., Jeffersonville Bancorp, Long Island Financial Corp., Smithtown Bancorp and State Bancorp, Inc. (NY).

Transactions with Management

     Officers and directors of the Company and their affiliated companies are customers of and are engaged in transactions with the Company and its subsidiaries in the ordinary course of business on substantially the same terms (including interest rates on loans, collateral and collectibility considerations) as those prevailing at the time for comparable transactions with other unaffiliated borrowers and suppliers.

     Mr. Andora, a Director of the Company, is a member of Andora & Romano, LLC, a firm that renders various legal services to the Company and its subsidiaries. During 2000, Andora & Romano received fees for legal services of $334,799, including $95,000 paid pursuant to retainer contracts and $122,160 representing fees for loan related matters, the bulk of which was reimbursed to the Bank by its customers. The Company expects to transact business with this firm in the future.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than ten percent of the Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which requires them to file reports with respect to their ownership of and transactions in the Company's securities and furnish the Company with copies of all such reports they file. Based upon the copies of those reports furnished to the Company and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under
Section 16(a) for the fiscal year ended December 31, 2000, were met in a timely manner by its executive officers, Directors and greater than ten percent stockholders, except that Mrs. Arnold and Messrs. Abbate, Giancola and Labozzetta each filed one Forms 5 late due to delays with respect to shares allocated to their respective accounts in the Capital Investment Plan ("401(k)") caused by administrative delays.

2.  Ratification of Appointment of Independent Auditors

     (Item 2 on Proxy Card)

     Deloitte & Touche LLP served as the Company's independent auditors for the year ended December 31, 2000. The Board of Directors, upon recommendation of the Audit Committee, has again reappointed the firm of Deloitte & Touche LLP as the independent auditors to examine the Company's financial statements for the year 2001. The Board of Directors recommends that you vote FOR ratification of this appointment.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.


Other Matters

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be presented, the persons named in the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment pursuant to discretionary authority granted in the proxy. If any matter not proper for action at the Annual Meeting should be presented, the named proxies will vote against consideration thereof or action thereon.


Submission of Stockholder Proposals

     Proposals intended for inclusion in the proxy statement for next year's annual meeting of stockholders must be in writing and must be received by the Secretary of the Company at Park 80 West/Plaza Two, Saddle Brook, NJ 07663, not later than December 22, 2001. To be considered for inclusion in the Company's proxy statement and form of proxy for an annual meeting, a stockholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the Securities and Exchange Commission for stockholders proposal.


Other Information

     Consolidated financial statements of the Company and its subsidiaries are included in the Company's Annual Report to Stockholders for the year 2000. Additional copies of the Annual Report to Stockholders and the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained without charge from the Secretary of the Company, Park 80 West/Plaza Two, Saddle Brook, NJ 07663.

     The above notice and proxy statement are sent by order of the board of directors.

                                            Benjamin Rosenzweig,
                                            Secretary

Dated:   March 30, 2001

                                   Appendix A

                   Interchange Financial Services Corporation

                             Audit Committee Charter

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Interchange Financial Services Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the American Stock Exchange. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

     Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q [or 10-QSB] prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

     Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K [or 10-KSB (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K)].

     Review and approve audit fees.

     Review codes of ethics and/or codes of conduct and management's system to monitor compliance with such codes.

     Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     Disclose in the Company's proxy statement that the Board of Directors has adopted a written charter for the Audit Committee and include a copy of the Committee's charter as an appendix to the Company's proxy statement at least once every three years.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

                         ..............................

                                     (Front)

PROXY                 INTERCHANGE FINANCIAL SERVICES CORPORATION
             Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeremiah F. O'Connor, John J. Eccleston and Robert P. Rittereiser as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Interchange Financial Services Corporation held of record by the undersigned on March 26, 2001, at the annual meeting of stockholders to be held April 26, 2001, or any adjournment thereof.

1.   ELECTION OF DIRECTORS
     FOR all nominees listed below  __                 WITHHOLD AUTHORITY  ___
     (except as marked to the contrary below)          to vote for all nominees
                                                       listed below

 Anthony D. Andora, David R. Ficca, Nicholas R. Marcalus and Benjamin Rosenzweig

(INSTRUCTION: To withhold authority to vote for an individual nominee write that nominee's name in the space provided below.)
--------------------------------------------------------------------------------

                                     (Back)
                          (Continued from other side)

2.   RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                ___ FOR    ___ AGAINST     ___ ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 .


        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                DATED:________________________________,2001
                                Signature _________________________________
                                Signature if held jointly__________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.